Financial Statements

VirBELA LLC

Nine Months Ended September 30, 2018

With Independent Accountant’s Review Report

VirBELA LLC

Condensed Financial Statements

Nine Months Ended September 30, 2018

Contents

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Independent Accountant’s Review Report

To the Members

of VirBELA, LLC

We have reviewed the accompanying financial statements of VirBELA, LLC (the Company), which comprise the balance sheet as of September 30, 2018, and the related condensed statements of comprehensive income (loss) for the three and nine  months then ended, members’ equity (deficit) and cash flows for the nine months then ended, and the related notes to the financial statements. A review includes primarily applying analytical procedures to management’s financial data and  making inquiries of company management. A review is substantially less in scope than an audit, the objective of which  is the expression of an opinion regarding the financial statements  as a whole.  Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Accountant’s Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

WSRP, LLC

Salt Lake City, Utah

January 7, 2019

VirBELA, LLC
Balance Sheets

	September 30,	December 31,
	2018	2017

Assets
Current assets:
Cash and cash equivalents	$140,126	$26,665
Marketable securities	517,219	142,500
Accounts and other receivables, net of allowances	41,706	12,000
Inventory	14,000	-
Prepaids and other current assets	-	750
Total current assets	713,051	181,915

Property and equipment, net	65,737	76,096
Intangible assets, net	1,975	4,550
Total assets	$780,763	$262,561

Liabilities and Members' Equity
Current liabilities:
Accounts payable	$11,944	$19,126
Accrued liabilities	99,761	88,021
Current portion of deferred revenue	86,987	209,286
Total current liabilities	198,692	316,433

Deferred revenue, net of current portion	25,684	11,095
Related party notes payable	16,960	16,960
Other long term liabilities	8,000	8,000
Total liabilities	249,336	352,488
Commitments and contingencies
Members' equity (deficit):
Accumulated other comprehensive income (loss)	305,781	58,406
Members' equity (deficit)	225,646	(148,333)
Total members' equity (deficit)	531,427	(89,927)
Total liabilities and members' equity	$780,763	$262,561

VirBELA, LLC
Statements of Comprehensive Loss

	Three months ended September 30,		Nine months ended September 30,
	September 30,		September 30,
	2018	2017	2018	2017

Revenues	$626,117	$124,023	$1,179,251	$336,619
Costs and expenses:
Costs of revenues	231,608	92,149	532,384	281,575
Selling, General and administrative	113,786	49,881	259,569	292,772
Total costs and expenses	345,394	142,030	791,953	574,347
Income (loss) from operations	280,723	(18,007)	387,298	(237,728)
Other income (expense):
Interest expense	(1,839)	(1,126)	(4,712)	(2,029)
Net income (loss)	278,884	(19,133)	382,586	(239,757)

Other comprehensive income (loss)	176,750	7,250	247,375	(3,219)
Comprehensive income (loss)	455,634	(11,883)	629,961	(242,976)

VirBELA, LLC
Statement of Members' Equity (Deficit)

	Members' Equity (Deficit)	Accumulated Other Comprehensive Income (Loss)	Total Members' Equity (Deficit)
Balance at December 31, 2016	$(92,680)	$(4,313)	$(96,993)
Distribution to members	(10,088)	-	(10,088)
Unrealized loss on marketable securities	-	62,719	62,719
Equity based compensation	189,000	-	189,000
Net income (loss)	(234,565)	-	278,884
Balance at December 31, 2017	$(148,333)	$58,406	$(89,927)
Distribution to members	(8,607)	-	(8,607)
Unrealized gain on marketable securities	-	247,375	247,375
Net income (loss)	382,586	-	382,586
Balance at September 30, 2018	$225,646	$305,781	$531,427

VirBELA, LLC
Statements of Cash Flows

	Nine months ended September 30, 2018	Nine months ended September 30, 2017

Cash flow from operating activities
Net income (loss)	$382,586	$(239,757)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization of property and equipment	30,494	20,974
Amortization of intangible assets	1,575	1,575
Equity-based compensation	–	189,000
Marketable securities received as revenue	(127,344)	(30,719)
Changes in operating assets and liabilities
Trade accounts receivable	(29,706)	(17,642)
Inventory	(14,000)	–
Prepaid expenses and other current assets	750	1,044
Accounts payable and accrued liabilities	4,557	83,363
Other liabilities	1,000	–
Deferred revenue	(107,709)	36,003
Net cash provided by operating activities	142,203	43,841
Cash flows from investing activities
Purchase of property and equipment	(20,135)	(37,460)
Net cash used in investing activities	(20,135)	(37,460)
Cash flows from financing activities
Distributions to members	(8,607)	(10,088)
Loans from members	2,000	–
Repayment of loans from member	(2,000)	–
Net cash used by financing activities	(8,607)	(10,088)
Net increase (decrease) in cash and cash equivalents	113,461	(3,707)
Cash and cash equivalents at beginning of period	26,665	22,382
Cash and cash equivalents at end of period	$140,126	$18,675

Non Cash Items
Unrealized gain on securities recorded to other comprehensive income	$247,375	$(3,219)

VirBELA LLC

Notes to Condensed Financial Statements

1. Description of Business and Summary of Significant Accounting Policies

Organization

VirBELA LLC’s (“VirBELA” or the “Company”) improves the way people learn and collaborate together while geographically apart. To do so, the Company creates a  software platform that fosters effective communication, deep relationships, and a safe environment to take risks. The software platform includes a proprietary 3D virtual reality platform that allows users to connect with avatars, voice and text chat, collaborative web-browsers, and embedded learning simulations and games. The 3D environments, which are offered under a software-as-a-service model, are custom branded for clients and are privately hosted for their community of users.

The Company was originally established in the state of California in July 2012 under the name of Vnnovation LLC. The name of the Company was changed to VirBELA in 2015.

Basis of Presentation

The Company prepares its financial statements on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Key estimates, which the Company evaluates on an on-going basis, include allowances for doubtful accounts, useful lives for property and equipment and intangible assets and valuation of equity-based compensation.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and accounts receivable. The Company deposits cash with high credit quality financial institutions, which at times,  may exceed federally insured amounts. The Company has not experienced any losses on its deposits. The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral from its customers. The Company reviews the expected collectability of accounts receivable and records an allowance for doubtful accounts receivable for amounts that it determines are not collectible.

For the nine months ended September 30, 2018,  three customers accounted for approximately 87% of total revenue. Four customers accounted for 96% of net accounts receivable at September 30, 2018.

VirBELA LLC

Notes to Condensed Financial Statements (continued)

For the nine months ended September 30, 2017,  one customer accounted for approximately 75% of total revenue. Two customers accounted for 100% of net accounts receivable at December 31, 2017.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with a remaining maturity of three months or less at the time of acquisition to be cash equivalents.

Accounts Receivable

The Company records its accounts receivable at sales value and establishes an allowance for estimated losses specific to those customer accounts identified with collection problems due to insolvency or other issues. The Company’s accounts receivable are considered past due when payment has not been received within 30 days of the invoice date. The amounts of the specific allowances are estimated by management based on various assumptions including the customer’s financial position, age of the customer’s receivables, and changes in payment schedules and histories. Account balances are written off against the allowance for doubtful accounts receivable when the potential for recovery is remote. Recoveries of receivables previously written off are recorded when payment is received. No allowance for doubtful accounts was recorded at September 30, 2018 and December 31, 2017.

Marketable Securities

Investment securities consist of equity securities and are classified as available-for-sale. Available-for-sale securities are recorded at fair market value. Unrealized holding gains and losses of available-for-sale securities, net of the related tax effect, are excluded from earnings and are reported as a separate component of accumulated other comprehensive income or loss until realized. Realized gains and losses from the sale of available-for-sale securities are determined using the specific identification method.

Investment securities classified as available-for-sale are evaluated annually for other-than-temporary impairment. Other-than-temporary impairment means that the security’s impairment is due to factors that could include its inability to pay interest or dividends, its potential for default, and/or other factors. When an available-for-sale security is assessed for other-than-temporary impairment, the Company has to first consider (a) whether they intend to sell the security, and (b) whether it is more likely than not that the Company will be required to sell the security prior to recovery of its amortized cost basis. If one of these circumstances applies to the security, an other-than-temporary loss is recognized in the consolidated statements of comprehensive income equal to the full amount of the decline in fair value below amortized cost. If neither of these circumstances applies to the security, but the Company does not expect to recover the entire amortized cost basis, an other-than-temporary impairment loss has occurred that must be separated into two categories: (a) the amount related to credit loss, and (b) the amount related to other factors.

VirBELA LLC

Notes to Condensed Financial Statements (continued)

The portion of the total other-than-temporary impairment related to credit loss is recognized in earnings, while the amount related to other factors is recognized in other comprehensive income. There was no other-than-temporary impairment related to investment securities during the nine months ended September 30, 2018 and 2017.

Inventory

Inventory is recorded at the lower of cost or net realizable value, with cost determined on a first-in, first-out basis.  The Company periodically reviews the composition of its inventory to identify obsolete, slow-moving or otherwise unsaleable items. If any of these items is observed, the Company will record a write-down to net realizable value in the period it is recognized. There was no inventory write-down during the nine months ended September 30, 2018 or 2017.

The inventory at September 30, 2018 consisted of work in process totaling $14,000.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Expenditures that materially increase values or capacities or extend useful lives of property and equipment are capitalized.  Repairs and maintenance costs that do not extend the useful life or improve the related assets are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets or over the related lease terms (if shorter). The estimated useful life of each asset category is as follows:

Computer and office equipment	5 years
Computer software	3 years
Internal use software	3 years

Certain costs incurred to develop software applications used in the Company’s VirBELA software platform are capitalized and are included in software. Capitalizable costs consist of (a) certain external direct costs of materials and services incurred in developing or obtaining internal-use computer software and (b) payroll and payroll-related costs for employees who are directly associated with, and who devote time to, the project. These costs generally consist of internal labor during configuration, coding and testing activities. Research and development costs incurred during the preliminary project stage, or costs incurred for data conversion activities, training, maintenance and general and administrative or overhead costs, are expensed as incurred. Costs that cannot be separated between the maintenance of, and relatively minor upgrades and enhancements to, internal-use software are also expensed as incurred. Capitalization begins when (a) the preliminary project stage is complete, (b) management with the relevant authority authorizes and commits to the funding of the software project, (c) it is probable the project will be

VirBELA LLC

Notes to Condensed Financial Statements (continued)

completed, (d) the software will be used to perform the functions intended, and (e) certain functional and quality standards have been met.

When there are indicators of potential impairment, the Company evaluates recoverability of the carrying values of property and equipment by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated undiscounted future net cash flows, an impairment charge is recognized based on the amount by which the carrying value of the asset exceeds the fair value of the asset. The Company did not incur any impairment charges for the nine months ended September 30, 2018 and 2017.

Revenue Recognition and Deferred Revenue

The Company generates its revenues primarily from two main sources: (1) subscription revenues, which are comprised of Software-as-a-Service (SaaS) fees from customers accessing the Company’s VirBELA Platform and; (2) related professional services revenue, which are comprised of implementation services and other types of professional services. The Company provides its applications as a service and revenue is recognized when persuasive evidence of an arrangement exists, the fee is fixed or determinable, collection is reasonably assured, and delivery has occurred or services have been rendered.

Because the Company provides its applications as a service and customers do not to take possession of the software, these arrangements are accounted for as service contracts.  For arrangements with multiple deliverables, the Company follows the guidance provided in Accounting Standards Codification (ASC) 605-25, Revenue Recognition for Multiple-Element Arrangements.  In accordance with this guidance, deliverables in multiple-deliverable arrangements are accounted for as separate units of accounting if the delivered items have standalone value. If the deliverables in a multiple-deliverable arrangement do not have standalone value, the revenue associated with the deliverables is recognized ratably as a single unit of accounting over the contracted term of the subscription agreement.

As subscription and support revenues are delivered over the entire length of the arrangement, they are recognized ratably over the contract term beginning on the commencement date of each contract, which is the date the Company’s service is made available to customers and all other revenue recognition criteria have been met. Implementation services are not considered to have standalone value, so the Company defers revenue for installation services in multiple element arrangements and recognizes the revenue over the life of the contracts. Professional services are sold with subscriptions and separately (i.e. not sold contemporaneously with the negotiation of a subscription contract) and the Company has determined it has standalone value. As a result, these services are recognized as revenue over the period the related services are provided if all other revenue recognition criteria have been met.

VirBELA LLC

Notes to Condensed Financial Statements (continued)

Advertising Costs

Advertising costs are expensed as incurred and are included in selling, general, and administrative expenses. Advertising expenses totaled approximately $22,000 and $30,000 for the nine months ended September 30, 2018 and September 30,  2017, respectively.

Equity-Based Compensation

Equity-based compensation cost is measured at the grant date based on the fair value of the award granted and recognized as compensation expense using the accrual method over the period in which the award is expected to vest, which is generally the period from the grant date to the end of the vesting period.

Research and Development

Research and development costs are expensed as incurred.

Risks and Uncertainties

The Company is subject to all of the risks inherent in an early stage business. These risks include, but are not limited to, a limited operating history, new and rapidly evolving markets, dependence on the development of new services, unfavorable economic and market conditions, changes in level of demand for the Company’s services, and the timing of new product introductions. Failure by the Company to anticipate or to respond adequately to technological developments in its industry, changes in customer or supplier requirements, or changes in regulatory requirements or industry standards, or any significant delays in the development or introduction of services, would have a material adverse effect on the Company’s business and operating results.

Income Taxes

As a limited liability company, the payment and recognition of income taxes are the responsibility of the individual member. Accordingly, the Company has not recorded any provision for income taxes in the accompanying statements of operations.

The Company evaluates the tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions will be sustained by the applicable tax authority. The Company has determined that there is no tax liability resulting from unrecognized tax benefits related to uncertain income tax positions taken or expected to be taken on the tax return for the period ended September 30, 2018.  There are no tax returns that are currently under examination. Tax years from 2014 and forward remain subject to examination.

Comprehensive Income

Comprehensive income consists of unrecognized gain/loss on available for sale securities. Comprehensive income is presented in the statements of comprehensive loss.

VirBELA LLC

Notes to Condensed Financial Statements (continued)

Early Adoption of Accounting Standard

In January 2016, the FASB issued ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities. ASU 2016-01 eliminates the requirement for non-public business entities to disclose the fair values of certain financial instruments. The provisions of ASU 2016-01 are effective for the Company for annual period in fiscal years beginning after December 15, 2018, with early adoption of the disclosure requirement permitted. The remaining provisions are of the standard are effective for fiscal periods beginning after December 15, 2018 for non-public companies. The Company elected to early adopt the permissible provisions as of January 1, 2017. As a result of adopting the disclosure requirements of the standard, the Company does not provide a disclosure for the fair value estimate of the Company’s debt obligations in the notes to the consolidated financial statements.

2. Property and Equipment

Property and equipment consist of the following:

	September 30,	December 31,
	2018	2017

Computer equipment	$27,065	$15,033
Computer software	117,987	109,883
	145,052	124,916

Less: accumulated depreciation and amortization	$(79,315)	$(48,820)
Total property and equipment, net	65,737	76,096

Accumulated amortization for internal use software was approximately $73,000 and $45,000 at September 30, 2018 and December 31, 2017, respectively. Amortization expense for internal use software for the nine months ended September 30, 2018 and 2017 was $27,000 and $19,000, respectively.

3. Intangible Assets

Intangible assets consisted of the following:

VirBELA LLC

Notes to Condensed Financial Statements (continued)

	September 30, 2018
	Gross Assets	Accumulated Amortization	Intangible Assets, Net

Licensing Fees	$9,500	$7,525	$1,975
Total intangible assets	$9,500	$7,525	$1,975

	December 31, 2017
	Gross Assets	Accumulated Amortization	Intangible Assets, Net

Licensing Fees	$10,500	$5,950	$4,550
Total intangible assets	$10,500	$5,950	$4,550

Amortization expense for intangible assets was approximately $1,575 for each of the nine months ended September 30, 2018 and 2017, respectively.

Based on the recorded intangible assets at September 30, 2018, estimated amortization expense is expected to be $525 for the remainder of 2018 and $1,450 in 2019.

4.  Accrued Liabilities

Accrued liabilities consisted of the following:

	September 30,	December 31,
	2018	2017

Compensation	$67,137	$67,533
Royalties	5,476	9,872
Other	27,148	10,616
	99,761	88,021

5.  Related Party Notes Payable

Four members of the Company paid for operating expenses on behalf of the Company during the year ended December 31, 2015 totaling approximately $17,000.  The amounts outstanding as of

VirBELA LLC

Notes to Condensed Financial Statements (continued)

September 30, 2018 and December 31,2017 was $17,000. These amounts are reflected as Related Parties Notes Payable on the financial statements and currently have no repayment or interest payable terms.

6. Equity-Based Compensation

In January 2017, the Company issued 499,000 member units to employees and 101,000 member units to non-employees for services that vested immediately.  To determine the value of these units, the Company analyzed historical and forecasted financial statements and performed a valuation study based on a number of assumptions, including industry, general economic, market and other conditions that could reasonably be evaluated at the time of the valuation. The valuation analysis resulted in a value of $0.31 for each of the units.

The Company recorded $189,000 of equity-based compensation during the nine months ended September 30, 2017, of which $64,000 and $125,000 was included in costs of revenue and selling, general and administrative expenses, respectively. No equity-based compensation expense was recorded during the nine months ended September 30, 2018.

7. Fair Value of Financial Instruments

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. Fair value measurements do not include transaction costs. The fair value hierarchy prioritizes the quality and reliability of the information used to determine fair values. Categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The fair value hierarchy is defined into the following three categories:

Level 1:Quoted market prices in active markets for identical assets or liabilities.

Level 2:Observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3:Unobservable inputs that are not corroborated by market data.

There were no transfers between Level 1 and Level 2 of the fair value measurement hierarchy during the nine months ended September 30, 2018 and the year ended December 31, 2017. Assets measured at fair value on a recurring basis, were as follows at September 30, 2018 and December 31, 2017:

September 30, 2018
	Level 1	Level 2	Level 3	Total
Assets

VirBELA LLC

Notes to Condensed Financial Statements (continued)

Marketable securities	$517,219	$ -	$ -	$517,219

	December 31, 2017
	Level 1	Level 2	Level 3	Total
Assets
Marketable securities	$142,500	$ -	$ -	$142,500

The carrying amount of the Company’s cash, receivables, and payables approximated fair value because of the short-term nature of these items.

8. Commitments and Contingencies

Royalty Agreement

In January 2015, the Company entered into a license agreement with the University of California San Diego (“UCSD”) which allowed the Company to market its VirBELA software under UCSD’s trademark and intellectual property for a fee and a royalty. The Company agreed to pay 5% of the revenues generated by the use of UCSD’s trademark and intellectual property as a royalty, which would be reduced upon reaching certain milestone. A fee totaling $10,500 would also be paid to UCSD upon achievement of these milestones. As of September 30, 2018, the royalty has been reduced to 4% and total milestone fees of $2,500 have been paid.

Operating Leases

At September 30, 2018, future minimum lease payments under non-cancellable operating leases were approximately $10,000. There are no other non-cancellable operating leases that extend beyond February 2019.

Rent expense under operating leases for the nine months ended September 30, 2018 and 2017, was $22,000 and $16,000, respectively.

9. Related-Party Transactions

The Company paid the CEO approximately  $6,750  for home office rent for each of the nine months ended September 30, 2018 and 2017.

See Note 5 for discussion of related party notes payable.

VirBELA LLC

Notes to Condensed Financial Statements (continued)

10. Subsequent Events

On November 29, 2018 the Company agreed to an Asset Purchase Agreement (the “Purchase Agreement”) with eXp World Holdings, Inc (the “Purchaser”). Pursuant to the Purchase Agreement, on the terms and subject to the conditions therein, eXp World Holdings, Inc. acquired and the Company sold substantially all of the assets owned and used by the Company for a purchase price of $11,000,000, of which $7,000,000 was paid in cash at closing (subject to a holdback of $500,000 to secure the Company’s performance of certain post-closing obligations), and the balance in shares of the Purchaser’s common stock (the “Share Consideration”).

The Share Consideration is issuable in four installments valued at $1,000,000 each. The number of shares issuable on each issuance date will be determined based on the closing price of the Purchaser’s common stock on the last business day prior to the applicable issuance date. The first installment of 97,371 shares was issued on the closing date and the balance of the Share Consideration will be issued on the first, second and third anniversaries thereof.

Subsequent events were reviewed through January 8, 2019, the date these financial statements were available to be issued.